UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 4, 2018

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of Principal Executive Offices) (Zip Code)
(239) 226-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

2018 and 2019 Bonus Program

On September 4, 2018, the Compensation Committee (“Committee”) of the Board of Directors of Alico, Inc. approved certain bonus opportunities for executives in respect to 2018 (the “2018 Bonus Program”) and 2019 (the “2019 Bonus Program”).

2018 Bonus Program

The Committee approved the eligibility of Mr. Remy W. Trafelet, President and Chief Executive Officer, up to $550,000, and further approved the eligibility of Mr. John E. Kiernan, Chief Financial Officer, to earn an annual bonus for 2018 (of no less than $125,000), as determined by the Committee, based on its discretionary evaluation of their performance, payable by the Company in a cash lump sum in accordance with its normal payroll practices no later than December 31, 2018, subject to their continued employment with the Company through the payment date.

2019 Bonus Program

The Committee approved an aggregate pool ("2019 Bonus Pool" and the "2019 Bonus True-up Pool") for Remy W. Trafelet and John E. Kiernan to be calculated under the following metrics:

(i)
The 2019 Bonus Pool means an amount composed of (a) $600,000, plus (b) an amount, not to exceed $750,000, equal to 2.5% of the funds received on or prior to December 31, 2019 by the Company under the Hurricane Irma federal disaster relief funding program, plus (c) an amount (the “Initial Alico Ranch Bonus Amount”), not to exceed $500,000, equal to 5% of the revenues received from water storage at the Alico Ranch on or prior to December 31, 2019, plus (d) an amount, not to exceed $500,000, equal to 4% of the savings realized on or prior to December 31, 2019 from the Alico 2.0 cost-cutting initiatives agreed upon between the Committee and the Chief Executive Officer of the Company. The calculations necessary to determine the 2019 Bonus Pool shall be made by the Committee in its reasonable judgment. In addition, the Committee may elect to deem any of the performance goals set forth in clauses (b)-(d) above satisfied in the absence of actual achievement to the extent the Committee determines to be equitable.

(ii)
The 2019 Bonus True-Up Pool means an amount, not to exceed the excess, if any, of $500,000 over the Initial Alico Ranch Bonus Amount, equal to 5% of the revenues from water storage at the Alico Ranch that are (a) either (i) accrued (but not received) on or prior to December 31, 2019 or (ii) accrued between January 1, 2020 and September 30, 2020, and (b) in each case, are actually received on or prior to September 30, 2021.

Option Grant

Effective as of the second trading day following the date the tender offer is announced, each of the following Executives listed below will be granted the following stock options:

Name	Type	Number of Stock Options
Remy W. Trafelet	Nonqualified Option	210,000
John E. Kiernan	Nonqualified Option	90,000

Additionally, 75,000 stock options will remain unallocated, subject to future distribution by the Chairman of the Board and the Compensation Committee.

The terms of the stock options are as follows:
Exercise Price

◦	Exercise price will be the stock price on the date of grant

Vesting

◦	100% based on price under the following schedule

▪	25% at $35.00

▪	25% at $40.00

▪	25% at $45.00

▪	25% at $50.00

◦	For vesting to be achieved, the minimum price of Alico’s stock over 20 consecutive trading days must exceed the applicable hurdle during the measurement period (described below)

◦
The measurement period runs from grant until December 31, 2021, but automatically ends on an earlier termination of employment (subject to an additional 18 months upon a termination due to death or disability and an additional 12 months upon a severance event, but in no case beyond the original expiration date)

Term: December 31, 2026 (unless there is an earlier termination for cause)

Other Provisions: consistent with 2016 option grant

Forfeiture of Stock Options

Henry Slack, Executive Chairman, and George Brokaw, Vice Chairman, have each forfeited a portion of their stock options as follows:

◦	18,750 options with vesting price of $60.00

◦	56,250 options with vesting price of $75.00

◦	56,250 options with vesting price of $90.00

◦	56,250 options with vesting price of $105.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: September 5, 2018	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer